UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

United Continental Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:               (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of listing of the shares of common stock of United Continental Holdings, Inc. (the “Company”), par value $0.01 per share (the “Common Stock”), from the New York Stock Exchange to The NASDAQ Global Select Market. The transfer of listing is to occur at the opening of trading on September 7, 2018.

The description of the Common Stock included under the caption “Description of UAL Capital Stock” in the prospectus forming a part of the Company’s registration statement on Form S-3 (File No. 333-221865), filed with the Securities and Exchange Commission on December 1, 2017, as amended from time to time (including any subsequent amendments or prospectus supplements with respect to the description of the Common Stock), is incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 5, 2018	UNITED CONTINENTAL HOLDINGS, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
Vice President and Corporate Secretary